Exhibit 99(a)

news release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 15, 2015

UFPI reports gains of 19.2 percent in net earnings and 8.5 percent in sales for Q2
Sales gains led by industrial; strong gains also in retail and commercial construction/concrete forming

GRAND RAPIDS, Mich., July 15, 2015 - Universal Forest Products, Inc. (Nasdaq: UFPI) today reported net earnings of $26.0 million for the second quarter of 2015, up 19.2 percent over net earnings of $21.8 million for the same period of 2014. Second-quarter 2015 diluted earnings per share were $1.28, compared to diluted earnings per share of $1.08 for the second quarter of 2014. Net sales of $838.2 million in the second quarter of 2015 represent an increase of 8.5 percent over net sales of $772.8 for the same period of 2014.

Overall unit sales were up 10 percent over 2014, led by a 16.9 percent increase in sales to industrial customers. The Company saw strong sales to retail customers, with an increase of 8.3 percent over the same period last year. Average lumber prices declined nine percent since the first quarter of 2015 and, year-over-year for the second quarter of 2015 were down 12.6 percent, adversely impacting the Company’s selling prices.

“We were pleased with our improvement in gross and operating margins as we continue to enhance and diversify our product offering, allowing us to grow our capabilities and our value to our customers,” said CEO Matthew J. Missad. “These factors, and others, helped us overcome a decline in lumber prices, which hurt our profit margins on treated lumber and other similarly priced products. But our people did an excellent job managing through this challenge.”

-more-

Universal Forest Products, Inc.

“These results highlight the strength of our business model, which allows us to withstand adversity in one business market as well as adverse trends in the lumber market and still grow sales and profitability,” Missad added. “They also highlight the strength of our growth strategies, including our focus on sales to the industrial market and on new product development.”

New product sales in the quarter were up more than 22 percent over the second quarter of 2014. By market, the Company posted the following gross sales results:
Retail: $376.2 million, up 8.3 percent over the second quarter of 2014
The Company’s performance in this market benefited from pent-up demand in the busy building season following challenging winter weather, success with new product sales, and growth with independent and big box retailers, the latter of which saw healthy increases in comparable store sales in their most recently reported quarters. The Company anticipates healthy demand through the building season, barring adverse weather conditions and other unforeseen events.
Industrial: $240.0 million, up 16.9 percent over the second quarter of 2014
This follows a first-quarter year-over-year increase of 23 percent, and is indicative of the ongoing opportunity in this market, in which the company sells packaging, material handling and related products for industrial and agricultural customers. The Company’s growth strategies in this market include both wood and alternative materials solutions as well as packaging solutions for existing and new customers.
Construction: $234.6 million, up 1.3 percent over the same period of 2014
The Company saw a 15 percent unit sales increase in its commercial construction and concrete forming business, and unit sales increases of 2 and 3 percent, respectively, in manufactured housing and residential construction. The Company notes that recent mergers and acquisitions in this market are in line with its expectations, and could serve to rationalize capacity.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, July 16, 2015. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (800) 295-4740 and internationally at (617) 614-3925. Use conference pass code 28727901. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through August 16, 2015, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 84538911.

-more-

Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company with subsidiaries throughout North America and in Australia that supply wood, wood composite and other products to three robust markets: retail, construction and industrial. The Company is headquartered in Grand Rapids, Mich., and is celebrating its 60th year in business. For more information about Universal Forest Products, Inc., or its affiliated operations, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 2015/2014

	Quarter Period				Year to Date
(In thousands, except per share data)	2015		2014		2015		2014
NET SALES	$838,171	100%	$772,752	100%	$1,471,195	100%	$1,326,751	100%

COST OF GOODS SOLD	725,728	86.6	675,764	87.4	1,279,170	86.9	1,163,750	87.7

GROSS PROFIT	112,443	13.4	96,988	12.6	192,025	13.1	163,001	12.3

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	68,431	8.2	58,989	7.6	130,136	8.8	112,899	8.5

ANTI-DUMPING DUTY ASSESSMENTS	—	—	1,600	0.2	—	—	1,600	0.1

NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	(176)	—	(324)	—	(162)	—	(848)	(0.1)

EARNINGS FROM OPERATIONS	44,188	5.3	36,723	4.8	62,051	4.2	49,350	3.7

OTHER EXPENSE, NET	1,238	0.1	686	0.1	2,193	0.1	1,411	0.1

EARNINGS BEFORE INCOME TAXES	42,950	5.1	36,037	4.7	59,858	4.1	47,939	3.6

INCOME TAXES	16,066	1.9	13,588	1.8	22,170	1.5	17,824	1.3

NET EARNINGS	26,884	3.2	22,449	2.9	37,688	2.6	30,115	2.3

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(908)	(0.1)	(660)	(0.1)	(1,550)	(0.1)	(1,111)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$25,976	3.1	$21,789	2.8	$36,138	2.5	$29,004	2.2

EARNINGS PER SHARE - BASIC	$1.29		$1.08		$1.79		$1.44

EARNINGS PER SHARE - DILUTED	$1.28		$1.08		$1.79		$1.44

COMPREHENSIVE INCOME	26,358		22,960		36,159		29,932

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(636)		(719)		(1,133)		(1,077)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$25,722		$22,241		$35,026		$28,855

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2015	2014	%	2015	2014	%
Retail	$376,219	$347,371	8%	606,104	548,355	11%
Industrial	240,067	205,334	17%	451,228	376,985	20%
Construction	234,555	231,507	1%	435,278	421,069	3%
Total Gross Sales	850,841	784,212	8%	1,492,610	1,346,409	11%
Sales Allowances	(12,670)	(11,460)		(21,415)	(19,658)
Total Net Sales	$838,171	$772,752		$1,471,195	$1,326,751

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) JUNE 2015/2014

(In thousands)
ASSETS	2015	2014	LIABILITIES AND EQUITY	2015	2014

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$ 24,756	$—	Cash Overdraft	$ 21,933	$13,659
Restricted cash	710	720	Accounts payable	114,354	107,653
Accounts receivable	302,538	286,422	Accrued liabilities	97,962	83,086
Inventories	330,235	277,789
Other current assets	21,205	26,469

TOTAL CURRENT ASSETS	679,444	591,400	TOTAL CURRENT LIABILITIES	234,249	204,398

OTHER ASSETS	9,986	13,669	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	192,505	169,357	CAPITAL LEASE OBLIGATIONS	122,303	95,094
PROPERTY, PLANT			OTHER LIABILITIES	50,302	42,652
AND EQUIPMENT, NET	257,731	247,453	EQUITY	732,812	679,735

TOTAL ASSETS	$1,139,666	$1,021,879	TOTAL LIABILITIES AND EQUITY	$1,139,666	$1,021,879

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE SIX MONTHS ENDED JUNE 2015/2014

(In thousands)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$37,688	$30,115
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	18,406	15,644
Amortization of intangibles	1,888	1,194
Expense associated with share-based compensation arrangements	874	932
Excess tax benefits from share-based compensation arrangements	(33)	—
Expense associated with stock grant plans	53	58
Deferred income taxes (credit)	3	46
Equity in earnings of investee	(195)	(129)
Net (gain) or loss on sale of property, plant and equipment	(162)	(931)
Changes in:
Accounts receivable	(104,929)	(105,695)
Inventories	9,806	10,776
Accounts payable and cash overdraft	45,798	47,343
Accrued liabilities and other	27,625	23,451
NET CASH FROM OPERATING ACTIVITIES	36,822	22,804

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(27,756)	(20,100)
Proceeds from sale of property, plant and equipment	1,085	1,754
Acquisitions, net of cash received	(2,584)	(7,135)
Purchases of noncontrolling interest	(1,256)	—
Advances of notes receivable	(3,083)	(3,287)
Collections of notes receivable and related interest	7,059	888
Cash restricted as to use	(305)	—
Other, net	(58)	(135)
NET CASH FROM INVESTING ACTIVITIES	(26,898)	(28,015)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	259,734	190,301
Repayments under revolving credit facilities	(235,993)	(179,907)
Debt issuance costs	(9)	(9)
Proceeds from issuance of common stock	725	201
Dividends paid to shareholders	(8,050)	(4,214)
Distributions to noncontrolling interest	(1,250)	(1,101)
Repurchase of common stock	(78)	—
Excess tax benefits from share-based compensation arrangements	33	—
Effect of exchange rate changes on cash	15,112	5,271

Effect of exchange rate changes on cash	(280)	(60)
NET CHANGE IN CASH AND CASH EQUIVALENTS	24,756	—

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$24,756	—

SUPPLEMENTAL INFORMATION:
Interest paid	$2,430	$2,155
Income taxes paid	1,375	6,532